                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 APRIL 20, 2005
                                 DATE OF REPORT
                        (Date of earliest event reported)

                            SMITH INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                      1-8514           95-3822631
   (State or other jurisdiction of       (Commission      (I.R.S. Employer
    incorporation or organization)        File Number)    Identification No.)

                      411 N. SAM HOUSTON PARKWAY, SUITE 600
                                 HOUSTON, TEXAS
                    (Address of principal executive offices)

                                      77060
                                   (Zip Code)

                                 (281) 443-3370
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 20, 2005, the Board of Directors of Smith International, Inc. ("Smith") approved a revision to Smith's director compensation, effective as of January 1, 2005, that provides for an increase in the annual cash retainer paid to the non-employee directors from $30,000 to $45,000 and an increase in the annual cash retainer paid to committee chairmen from $8,000 to $10,000 (other than the Audit Committee chairman retainer which was increased from $12,000 to $15,000). In addition, the value of the annual recurring Common Stock grant was increased from $65,000 to $75,000 and an initial grant of Common Stock with a value of $75,000 was approved for new non-employee directors. The Stock Plan for Outside Directors was amended and restated accordingly and is filed herewith as an exhibit. A summary of Smith's director compensation is also filed herewith as an exhibit.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits.

Exhibit No.      Exhibit
----------       -------
10.1             Director Compensation Summary of Smith International, Inc.

10.2 Smith International, Inc. Stock Plan for Outside Directors, as amended and restated effective January 1, 2005.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SMITH INTERNATIONAL, INC.

Date:  April 26, 2005                    /s/ NEAL S. SUTTON
                                         -------------------------

                                         By: Neal S. Sutton
                                         Senior Vice President - Administration,
                                         General Counsel and Secretary

                                  EXHIBIT INDEX

Exhibit No.    Exhibit
----------     -------
10.1           Director Compensation Summary of Smith International, Inc.

10.2 Smith International, Inc. Stock Plan for Outside Directors, as amended and restated effective January 1, 2005.